SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2008

AARON RENTS, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 16, 2008, the Board of Directors of Aaron Rents, Inc. (the “Company”) elected Mr. Robert C. Loudermilk, Jr. to succeed Mr. R. Charles Loudermilk, Sr. as the Company’s Chief Executive Officer. Mr. Loudermilk, Sr. will remain Chairman of the Company.

Mr. Loudermilk, Jr., 49, has served as a Director of the Company since 1983 and as President and Chief Operating Officer of the Company since 1997. He has served in various other positions since joining the Company as an Assistant Store Manager in 1985. Mr. Loudermilk, Jr. is the son of Mr. Loudermilk, Sr.

The information required by Item 404(a) of Regulation S-K with respect to Mr. Loudermilk, Jr. has been previously reported (Commission File No. 001-13941) in Note G to the unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 6, 2008, and under the caption “Related Party Transactions” in the Company’s definitive Proxy Statement related to its 2008 annual meeting of shareholders filed on April 8, 2008, which disclosures are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Loudermilk, Jr.’s succession as Chief Executive Officer is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.

	By:	/s/ Gilbert L. Danielson
Date: June 16, 2008		Gilbert L. Danielson Executive Vice President, Chief Financial Officer

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